Exhibit 10.21

EXECUTION VERSION

SHARE SUBSCRIPTION AGREEMENT

dated as of March 10, 2014

by and between

JD.COM, INC.

and

TENCENT HOLDINGS LIMITED

and

HUANG RIVER INVESTMENT LIMITED

i

ARTICLE 5
COVENANTS

Section 5.01.	Most Favored Nation	14

ARTICLE 6
ADDITIONAL AGREEMENTS

Section 6.01.	Reasonable Best Efforts; Further Assurances	14
Section 6.02.	Public Announcements	14
Section 6.03.	Interim Conduct	15
Section 6.04	Cooperation	15
Section 6.05.	SAFE Compliance	15
Section 6.06.	Survival	16
Section 6.07.	Facilitation of Sale by Purchaser	16

ARTICLE 7
CLOSING CONDITIONS

Section 7.01.	Conditions to Obligations of the Company and the Purchaser	16
Section 7.02.	Conditions to Obligations of the Company	16
Section 7.03.	Conditions to Obligations of the Purchaser	16

ARTICLE 8
TERMINATION

Section 8.01.	Termination	17
Section 8.02.	Effect Of Termination	18

ARTICLE 9
INDEMNIFICATION

Section 9.01.	Indemnification	18
Section 9.02.	Third Party Claims	18
Section 9.03.	Other Claims	18

ARTICLE 10
MISCELLANEOUS

Section 10.01.	Notices	19
Section 10.02.	Severability	19
Section 10.03.	Entire Agreement	20
Section 10.04.	Counterparts	20
Section 10.05.	Assignments	20
Section 10.07.	Amendment	20
Section 10.08.	Governing Law	20
Section 10.09.	Consultation; Escalation	21

ii

Section 10.10.	Expenses	21
Section 10.11.	Third Party Beneficiaries	21
Section 10.12.	Specific Performance	21
Section 10.13.	No Waiver; Cumulative Remedies	21

iii

SHARE SUBSCRIPTION AGREEMENT

SHARE SUBSCRIPTION AGREEMENT, dated as of March 10, 2014 (this “Agreement”), by and between (i) JD.com, Inc., a company organized under the laws of the Cayman Islands (the “Company”) (ii) Tencent Holdings Limited, a company organized under the laws of Cayman Islands (the “Purchaser”), and (iii) for the purposes of Article II, Huang River Investment Limited, a company organized under the laws of the British Virgin Islands (“Huang River”).

WHEREAS, on or about the date of this Agreement, the Company has entered into a share subscription agreement with the Purchaser and Huang River (the “Pre-IPO SSA”) for issue and sale of the Pre-IPO Shares (as defined below).

WHEREAS, the Company intends to engage in an IPO (as defined below) and issue ADSs (as defined below) in connection therewith, and in connection with such IPO, the Company also desires to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the Subscription Shares (as defined below) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and representations, warranties, covenants and agreements set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Subscription Price” has the meaning assigned to such term in Section 2.06(a).

“Additional Subscription Shares” means such number of additional Class A Ordinary Shares necessary for the Subscription Shares to constitute 5% of the Company’s issued and outstanding share capital on a Fully-Diluted basis following exercise of any Green Shoe Option.

“ADSs” means American Depositary Shares representing Class A Ordinary Shares of the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Agreement” has the meaning assigned to such term in the preamble.

“Applicable Laws” means, with respect to any Person, any transnational, domestic or foreign federal, national, state, provincial, local or municipal law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or any of such Person’s assets, rights or properties.

“Board” means the board of directors of the Company.

“Business Day” means each calendar day except Saturdays, Sundays, and any other day on which banks are generally closed for business in New York, New York, the Cayman Islands or the People’s Republic of China.

“Circular 75” means the Circular 75, issued by the State Administration of Foreign Exchange of the PRC on October 21, 2005, titled “Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles” (国家外汇管理局关于境内居民通过境外特殊目的公司融资及返程投资外汇管理有关问题的通知) effective as of November 1, 2005, and any implementation rules and regulations of the foregoing.

“Claim Notice” has the meaning assigned to such term in Section 9.02.

“Class A Ordinary Shares” means the Company’s Class A ordinary shares, par value US$0.00002 per share.

“Closing” has the meaning assigned to such term in Section 2.02.

“Closing Date” has the meaning assigned to such term in Section 2.02.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning assigned to such term in the preamble.

“Company Securities” has the meaning assigned to such term in Section 3.03(a).

“Consultation Period” has the meaning assigned to such term in Section 10.09.

“Dispute” has the meaning assigned to such term in Section 10.09.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, title defect, preemptive or similar right or other encumbrance. Following the IPO, the rights and obligations under the Thirteenth Amended and Restated Shareholders Agreement, as amended from time to time, shall be deemed to not be Encumbrances.

“Enforceability Limitations” has the meaning assigned to such term in Section 3.04.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

“Founder” means Liu Qiangdong, ID Number ***.

“Fully-Diluted” means all outstanding Ordinary Shares (excluding 106,850,910 Ordinary Shares held by Fortune Rising Limited), plus all Ordinary Shares issuable in respect of all outstanding securities convertible into or exercisable or exchangeable for Ordinary Shares and all Ordinary Shares issuable in respect of all outstanding options, restricted shares, restricted share units, warrants and other rights to acquire Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares. For illustration purpose, the total number of outstanding Ordinary Shares on the as-converted, Fully-Diluted basis immediately prior to the date hereof shall be 2,026,772,816, being the result of 2,012,682,683, which is the total issued and outstanding Ordinary Shares and Preferred Shares reflected in the Company’s member register, minus 106,850,910 Ordinary Shares held by Fortune Rising Limited, plus 94,752,716 Ordinary Shares underlying restricted shares and restricted share units granted to employees and held through Fortune Rising Limited, minus 534,188 forfeited restricted shares and restricted share units, plus 26,722,515 Ordinary Shares underlying outstanding options granted under the Company’s 2013 share incentive plan.

“Fundamental Company Representations and Warranties” means the representations and warranties by the Company contained in Sections 3.02 through and including Section 3.05, and Sections 3.12 and 3.13.

“Governmental Entity” means any transnational or supranational, domestic or foreign federal, national, state, provincial, local or municipal governmental, regulatory, judicial or administrative authority, department, court, arbitral body, agency or official, including any department, commission, board, agency, bureau, subdivision or instrumentality thereof.

“Green Shoe Option” means the “green shoe option” or the “over-allotment option” or any similar over-allotment option howsoever described in the Registration Statement, containing an option for the underwriters (as set out in the Registration Statement) to purchase additional Class A Ordinary Shares as part of the IPO in excess of the number of Class A Ordinary Shares issued at the initial closing of the IPO (which pursuant to the Registration Statement on file as of the date hereof, is exercisable within 30 days from the date of the prospectus for the IPO).

“HKIAC” has the meaning assigned to such term in Section 10.09.

“Huang River” has the meaning assigned to such term in the preamble.

“IPO” means an initial public offering of the Company’s Class A Ordinary Shares in the form of ADSs that (i) results in the Company’s ADSs being listed on a Recognized Stock Exchange, (ii) has a minimum offering size of 3% of the Company’s issued and outstanding share capital on a Fully-Diluted basis as of immediately prior to the Closing of the IPO (excluding any offering and issuance in the initial public offering to the Founder and any of its Affiliates, or to the Purchaser and any of its Affiliates), and (iii) has a minimum float requirement equivalent to those applicable to non-US issuers listing on NYSE (as described in http://usequities.nyx.com/regulation/listed-companies-compliance/listings-standards/non-us) or NASDAQ.

“Indemnifying Party” has the meaning assigned to such term in Section 9.01.

“Indemnified Party” has the meaning assigned to such term in Section 9.01.

“Indemnity Notice” has the meaning assigned to such term in Section 9.03.

“Losses” has the meaning assigned to such term in Section 9.01.

“Material Adverse Effect” means any event, occurrence, fact, condition, change or development, individually or together with other events, occurrences, facts, conditions, changes or developments, that (a) has had, has, or could reasonably be expected to have a material adverse effect on the business of the Company as presently conducted, or the condition (financial or otherwise), affairs, properties, employees, liabilities, assets or results of operation of the Company and its Subsidiaries taken as a whole or (b) prevents or materially alters the ability of the Company to perform its material obligations under this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the business of the Company or the Company or any Subsidiary relating to or arising in connection with (i) any action required to be taken pursuant to the terms and conditions of this Agreement or taken at the written direction of the Purchaser, (ii) economic changes affecting the industry in which the Company and its Subsidiaries operate generally or the economy of the PRC or any other market where the Company and its Subsidiaries have material operations or sales generally (provided in each case that such changes do not have a unique or materially disproportionate impact on the business of the Company and its Subsidiaries), or (iii) the announcement or consummation of the transactions contemplated by this Agreement.

“NASDAQ” means the NASDAQ Global Market.

“NYSE” means the New York Stock Exchange, Inc.

“Ordinary Shares” means Class A Ordinary Shares and the Company’s Class B ordinary shares, par value US$0.00002 per share.

“Per Share IPO Price” means the equivalent price per Class A Ordinary Share at which such Class A Ordinary Shares or ADSs are offered to the public in the IPO. If ADSs are offered to the public in the IPO, the Per Share IPO Price shall be adjusted to the extent one ADS represents more or less than one Class A Ordinary Share.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental authority.

“PRC” means the People’s Republic of China.

“Pre-IPO Shares” means the 351,678,637 Class A Ordinary Shares (or ordinary shares equivalent to Class A Ordinary Shares) issued by the Company to the Purchaser pursuant to the Pre-IPO SSA (and adjusted for any stock split, consolidation, reclassification or similar events).

“Pre-IPO SSA” has the meaning assigned to such term in the preamble.

“Purchaser” has the meaning assigned to such term in the preamble.

“Recognized Stock Exchange” means either of NYSE or NASDAQ, or any other stock exchange approved in writing by the Purchaser.

“Registration Statement” means the registration statement of the Company on Form F-1 filed with the Commission on January 30, 2014.

“Restrictive Legend” has the meaning assigned to such term in Section 2.04.

“Subscription Shares” means such number of Class A Ordinary Shares constituting 5% of the Company’s issued and outstanding share capital on a Fully-Diluted basis as of immediately following the Closing (and after taking into account any Ordinary Shares or ADSs issued in the IPO prior to exercise of any Green Shoe Option).

“Subscription Price” has the meaning assigned to such term in Section 2.03(a).

“Subsequent Closing” has the meaning assigned to such term in Section 2.05.

“Subsequent Closing Date” has the meaning assigned to such term in Section 2.05.

“Sarbanes-Oxley Act” means the U.S. Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

“Securities Act Documents” has the meaning assigned to such term in Section 3.01(a).

“Subject Shares” means the aggregate of the Pre-IPO Shares, the Subscription Shares and the Additional Subscription Shares.

“Subsidiary” means any entity of which a majority of the outstanding equity securities or other ownership interests representing a majority of the outstanding equity interests or otherwise having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by the Company, and includes any entity which is directly or indirectly controlled by the Company (including, for the avoidance of doubt, any variable interest entities that are consolidated into the financial statements of the Company).

“Third Party Claim” has the meaning assigned to such term in Section 9.02.

“Thirteenth Amended and Restated Shareholders Agreement” means the amended and restated shareholders agreement dated March 10, 2014 entered into among the Company, Huang River and various other parties thereto, a form of which was annexed to the Pre-IPO SSA.

“Total Subscription Price” has the meaning assigned to such term in Section 2.06(a).

“U.S.” means the United States of America.

“U.S. GAAP” means U.S. generally accepted accounting principles.

Section 1.02.  Other Definitional And Interpretive Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Clauses, Exhibits and Schedules are to Articles, Sections, Clauses, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to “dollars” or “$” shall refer to U.S. dollars.

ARTICLE 2
SALE AND PURCHASE OF THE SUBSCRIPTION SHARES AND ADDITIONAL SUBSCRIPTION SHARES

Section 2.01.  Agreement to Sell and Purchase.  On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions contained in this Agreement, at the Closing (as defined below), the Company agrees to sell to Huang River, and the Purchaser agrees to cause Huang River to purchase, from the Company, the Subscription Shares, free and clear of any Encumbrance, at the Per Share IPO Price per Subscription Share.

Section 2.02.  Closing.  The closing of the purchase and sale of the Subscription Shares hereunder (the “Closing”) shall take place at the same offices for the closing of the IPO or at such other place as the Company and the Purchaser may mutually agree, concurrently with the consummation of the IPO, subject to the satisfaction or, to the extent permissible, waiver of the conditions set forth in Article 7 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions) (such date, the “Closing Date”), or at such other location and date as may be agreed upon in writing by the Company and the Purchaser.

Section 2.03.  Transactions at the Closing.  At the Closing, the following actions will take place, all of which shall be deemed to have occurred simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents have been delivered:

(a)              the Purchaser shall pay, or cause to be paid, to the Company by wire transfer of immediately available funds in U.S. dollars to such bank account designated in writing by the Company, an amount equal to (i) the Per Share IPO Price multiplied by (ii) the aggregate number of Subscription Shares, representing the aggregate consideration for the Subscription Shares (the “Subscription Price”),

(b)              the Company shall issue and sell to Huang River the Subscription Shares, deliver one or more duly executed share certificates in original form representing the Subscription Shares, registered in the name of Huang River, together with a certified true copy of the register of the members of the Company, evidencing the Subscription Shares being issued and sold to Huang River; and

(c)               the Company shall deliver to Huang River a certified copy of the resolutions passed by its Board in connection with entry into this Agreement and consummation of the transactions contemplated hereby.

Section 2.04  Restrictive Legend. Each certificate representing the Subscription Shares shall be endorsed with the following legend (the “Restrictive Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Section 2.05.  Exercise of Green Shoe Option; Subsequent Closing.  Following the Closing, if any Green Shoe Option is exercised, such that the Subscription Shares issued at Closing no longer reflect 5% of the Company’s issued and outstanding share capital on a Fully-Diluted basis,  (i) the Company shall give the Purchaser written notice of such exercise promptly and in any event within one Business Day of such exercise (and including notifying the Purchaser of the Business Day for closing of the Green Shoe Option); and (ii) the Purchaser shall have the right, but not the obligation, at the time of the closing of the Green Shoe Option, to purchase or cause Huang River to purchase, the Additional Subscription Shares. Upon the

Purchaser exercising its option pursuant to this Section 2.05, the Company shall be obliged to issue and sell, and the Purchaser shall be obliged to cause Huang River to, and Huang River shall subscribe for the Additional Subscription Shares pursuant to the terms and subject to the conditions set forth in this Agreement free and clear of any Encumbrance.

The closing of the purchase and sale of the Additional Subscription Shares hereunder (the “Subsequent Closing”) shall take place at the same offices for the Green Shoe Option closing or at such other place as the Company and the Purchaser may mutually agree, at the time of closing of the Green Shoe Option exercise (such date, the “Subsequent Closing Date”) following the Purchaser’s exercise of its option pursuant to this Section 2.05, or at such other location and date as may be agreed upon in writing by the Company and the Purchaser.

Section 2.06.  Transactions at the Subsequent Closing.  At the Subsequent Closing, the following actions will take place, all of which shall be deemed to have occurred simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents have been delivered:

(a)              the Purchaser shall pay, or cause to be paid, to the Company by wire transfer of immediately available funds in U.S. dollars to such bank account designated in writing by the Company, an amount equal to (i) the Per Share IPO Price multiplied by (ii) the aggregate number of Additional Subscription Shares, representing the aggregate consideration for the Additional Subscription Shares (the “Additional Subscription Price”, and together with the Subscription Price, the “Total Subscription Price”), and

(b)              the Company shall issue and sell to Huang River the Additional Subscription Shares, deliver one or more duly executed share certificates in original form representing the Additional Subscription Shares, registered in the name of Huang River, together with a certified true copy of the register of the members of the Company, evidencing the Additional Subscription Shares being issued and sold to Huang River.

Each certificate representing the Additional Subscription Shares shall be endorsed with the Restrictive Legend.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date and the Subsequent Closing Date (except for such representations and warranties made only as of a specific date), that:

Section 3.01.  Accuracy Of Disclosure.

(a)              The Company has filed with, or furnished to, the Commission, on a timely basis, all documents, forms, statements, certifications and reports required to be filed or furnished pursuant to the Securities Act in connection with the IPO (the “Securities Act Documents”).  The Securities Act Documents, considered as a whole, complied, when filed or furnished, or will comply when filed or furnished, in all material respects with the Securities Act and the Sarbanes-Oxley Act and the applicable rules and regulations thereunder, and did not, and will not at the Closing Date, when so filed or furnished,  considered as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)              Prior to the Closing, the Registration Statement, as supplemented or amended, shall have been declared effective by the Commission. The Registration Statement, at the time it is declared effective, including the prospectus therein, will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

There are no contracts, agreements, arrangements, transactions or documents which are required to be described or disclosed in the Securities Act Documents or to be filed as material contracts in the exhibits to the Securities Act Documents which have not been so described, disclosed or filed.

(c)               The Company has established and maintained disclosure controls and procedures required by Exchange Act.  Such disclosure controls and procedures are adequate and effective to ensure that material information required to be disclosed by the Company, including information relating to its consolidated Affiliates, is recorded and reported on a timely basis to its chief executive officer and chief financial officer by others within those entities.

(d)              The Company is in compliance with the Sarbanes-Oxley Act (if applicable).

Section 3.02.  Existence and Qualification.  The Company has been duly organized, is validly existing and in good standing under the laws of the Cayman Islands and has the requisite power and authority to own, lease and operate its property and to conduct its business as currently conducted and as described in the Securities Act Documents.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect..

Section 3.03.  Capitalization; Issuance of Subscription Shares.

(a)              The authorized share capital, option plans and issuance, warrant issuance and any other equity securities (including securities convertible into or exchangeable for Ordinary Shares) of the Company (collectively, the “Company Securities”) as of the date hereof is as set forth in Schedule 3.03 of this Agreement, which includes (A) the aggregate number of issued and outstanding shares of capital stock of the Company (including the Ordinary Shares and each series of convertible preferred shares) and (B) the aggregate number of ordinary shares issuable under all outstanding options, all outstanding warrants and all other outstanding securities or obligations which, by their terms, whether directly or indirectly, may be exercisable or exchangeable for, convertible into, or require the Company to issue, Ordinary Shares.  There are no outstanding obligations of the Company or any Subsidiary to issue, repurchase, redeem or otherwise acquire any Company Securities, other than the Thirteenth Amended and Restated Shareholders Agreement. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities. other than the Thirteenth Amended and Restated Shareholders Agreement.

(b)              The Subscription Shares and any Additional Subscription Shares (if applicable) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, will be issued, sold and delivered to the Purchaser free and clear of any Encumbrance and restrictions on transfer (other than any restrictions on transfers under applicable securities laws or under the Thirteenth Amended and Restated Shareholders Agreement), and the issuance of the Subscription Shares and/or the Additional Subscription Shares, if applicable, will not be subject to any preemptive or similar rights.

(c)               The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Securities Act Documents.

(d)              Except as set forth in the Thirteenth Amended and Restated Shareholders Agreement, there are no preemptive rights, registration rights, rights of first offer, rights of first refusal, tag-along rights, director appointment rights, governance rights or other similar rights with respect to the Company’s capital stock or that have been granted to any holder of the Company’s capital stock, in each such case, by the Company, to the Company’s knowledge, by the Founder or the Founder’s Affiliates.

(e)               Immediately after the Closing, and after giving effect to the IPO, the authorized, issued and outstanding shares of capital stock of the Company will be as set forth in the Securities Act Documents.

(f)                The Subscription Shares shall constitute 5% of the Company’s issued and outstanding share capital on a Fully-Diluted basis immediately following the Closing, and the Subscription Shares (along with the Additional Subscription Shares) shall constitute 5% of the Company’s issued and outstanding share capital on a Fully-Diluted basis immediately following the Subsequent Closing.

Section 3.04. Capacity, Authorization and Enforceability.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery by each of the other parties thereto), this Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity (the “Enforceability Limitations”).

Section 3.05.  Non-contravention; No Other Agreements.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the memorandum and articles of association or other constitutional documents of the Company or its Subsidiaries or (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity or court to which the Company or its Subsidiaries is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject, except in the case of clauses (ii) or (iii) as would not have a Material Adverse Effect.. There is no action, suit or proceeding, pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

No other stockholder of the Company has been granted more favorable terms with respect to any period following the Closing than the terms provided to the Purchaser under Section 1.8 of the Thirteenth Amended and Restated Shareholders Agreement (other than any rights granted to any stockholder under any other provision of the Thirteenth Amended and Restated Shareholders Agreement).

Section 3.06.  Consents and Approvals.  Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given and as will be required in connection with the IPO..

Section 3.07.  Financial Statements.  (i) The audited and unaudited financial statements, together with the notes thereto, included in the Securities Act Documents fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, in conformity with U.S. GAAP applied on a consistent basis throughout the periods presented (except, as to the unaudited financial statements, for the omission of notes thereto and normal year-end adjustments).

(ii) Except as and to the extent set forth in the Securities Act Documents and on the audited consolidated balance sheets of the Company and the consolidated Subsidiaries filed with the Registration Statement, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed in accordance with U.S. GAAP, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since the latest date of the audited consolidated balance sheet included in the Registration Statement, which would not, individually or in the aggregate, prevent or materially delay consummation of any of the transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.08.  Absence Of Certain Changes.  Except as set forth in the Registration Statement, during the period from the latest date of the audited consolidated balance sheet included in the Registration Statement through the date hereof, there has been no event, occurrence, development or state of circumstances that would have a Material Adverse Effect.

Section 3.09.  Litigation.  Except as disclosed in the Securities Act Documents, there are no actions by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority that would reasonably be expected to result in a Material Adverse Effect.

Section 3.10.  Compliance With Laws.  Except as disclosed in the Securities Act Documents, the business of the Company or its Subsidiaries is not being conducted in violation of any Applicable Law or government order applicable to the Company except for violations which do not and would not have a Material Adverse Effect.

Section 3.11.  Brokers’ Fees.  Other than Merrill Lynch (Asia Pacific) Limited, China Renaissance Securities (Hong Kong) Limited and for the underwriters in the IPO, whose fees and expenses will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 3.12.  No Securities Act Registration.

(a)              None of the Company, its Subsidiaries or their respective Affiliates or any person acting on its or their behalf have engaged in any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act or any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act with respect to the Subscription Shares and/or the Additional Subscription Shares, if applicable.

(b)              Assuming the accuracy of the representations of the Purchaser contained in Section 4.04, it is not necessary in connection with the issuance and sale to the Purchaser of the Subscription Shares and/or the Additional Subscription Shares, if applicable, to register the Subscription Shares and/or the Additional Subscription Shares, if applicable, under the Securities Act or to qualify or register the Subscription Shares and/or the Additional Subscription Shares, if applicable, under applicable U.S. state securities laws.

Section 3.13.  Investment Company.  The Company is not, and after giving effect to the issuance and sale of the Subscription Shares and/or the Additional Subscription Shares, if applicable,  and the application of the proceeds therefrom will not be, required to register as, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

Section 3.14.  Listing Matters.  At the Closing, the Company will be in compliance with the applicable listing and corporate governance rules and regulations of the Recognized Stock Exchange where its ADSs will be listed.  Upon consummation of the IPO, the ADSs will be validly listed on such Recognized Stock Exchange, and the Company and its Subsidiaries will have taken no action designed to, or reasonably likely to have the effect of, delisting the ADSs from the relevant Recognized Stock Exchange where its ADSs will be listed.  The Company has not received any notification that the Commission or the relevant Recognized Stock Exchange is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

Section 4.01.  Existence.  The Purchaser has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization.

Section 4.02.  Requisite Power.  The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

Section 4.03.  Authorization And Enforceability.  This Agreement has been duly authorized, executed and delivered by the Purchaser, and this Agreement is a valid and binding agreement of the Purchaser, enforceable in accordance with its terms, subject to the Enforceability Limitations.

Section 4.04.  Securities Law Matters.

(a)              The Subscription Shares and/or the Additional Subscription Shares, if applicable, are being acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to, or intention of, or for sale in connection with, any distribution thereof in violation of applicable securities laws.

(b)              The Purchaser acknowledges that the Subscription Shares and/or the Additional Subscription Shares, if applicable, are “restricted securities” within the meaning of Rule 144 under the Securities Act, and have not been registered under the Securities Act or any applicable state securities law, and any certificate representing the Subscription Shares shall be endorsed with a restrictive legend in accordance with this Agreement. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Subscription Shares and/or the Additional Subscription Shares, if applicable, may only be offered, sold or otherwise transferred  in compliance with Applicable Laws.

Section 4.05.  Investment Experience.  The Purchaser is a sophisticated purchaser with knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of the investment in the Subscription Shares.  The Purchaser is able to bear the economic risks of an investment in the Subscription Shares. The Purchaser is acquiring the Subscription Shares outside the United States in compliance with Regulation S under the Securities Act, and in accordance with any applicable securities laws of any state of the

United States or any other jurisdiction, and has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement.

ARTICLE 5
COVENANTS

Section 5.01.  Most Favored Nation.  From and after the date hereof, no other stockholder shall be granted more favorable terms with respect to any period following the Closing than the terms provided to the Purchaser under the Thirteenth Amended and Restated Shareholders Agreement unless the same terms are also offered to the Purchaser, except for (x) any rights that have been granted to any stockholder under the Thirteenth Amended and Restated Shareholders Agreement, and (y) any rights granted to any stockholder having an economic interest following the Closing greater than that of the Purchaser (after taking into account the Subject Shares held by the Purchaser). If the Company enters into any agreement, undertaking or understanding with, or grants any right or benefit to, any Person in connection with such Person’s investment in the Company or acquisition or purchase of any Company Securities or otherwise that has the effect of establishing any investor or shareholder right or benefit to such Person that is more favorable than the rights and benefits of the Purchaser under the Thirteenth Amended and Restated Shareholders Agreement (and that is not covered by (x) or (y) above), the Company shall also, with no further action required by the Purchaser offer such identical rights, mutatis mutandis, to the Purchaser.

ARTICLE 6
ADDITIONAL AGREEMENTS

Section 6.01.  Reasonable Best Efforts; Further Assurances.  Subject to the terms and conditions of this Agreement, the Company and the Purchaser will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the transactions contemplated by this Agreement.  From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

Section 6.02.  Public Announcements.  Other than any public statement or disclosure in connection with the IPO, each party hereto agrees to consult with the other party hereto before issuing any press release or making any public statement or disclosure with respect to this Agreement or the transactions contemplated hereby and agrees not to issue any such press release or make any such public statement or disclosure without the prior written consent of the other party; provided that a party may without the prior written consent of the other party issue any such press release or public statement of disclosure if such party has used reasonable efforts to consult with the other party and to obtain the consent of the other party but has been unable to do so prior to the time such press release or public statement or disclosure is required to be released pursuant to Applicable Law or any listing agreement with any national securities exchange, provided that such party has also notified the other party in writing of the details and content of the press release or public statement or disclosure to be released reasonably in advance of such release.

Section 6.03.  Interim Conduct.  From the date hereof until the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, (a) other than in connection with the IPO, carry on its business in the ordinary course consistent with past practice, and (b) not make any distribution (whether in cash, stock, property or assets) or declare, pay or set aside any dividend with respect to, or other than in connection with the IPO, split, combine, redeem, reclassify, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

Section 6.04.  SAFE Compliance.  As soon as practicable, but in any event within 30 Business Days after the Closing, the Company shall procure that each direct and indirect holder of any securities of the Company who is a “PRC resident” as defined under Circular 75 and is subject to any of the registration or reporting requirements of Circular 75 shall take all necessary actions to comply with such reporting and/or registration requirements, including without limitation updating his or her Circular 75 registration with respect to the changes in his or her direct or indirect shareholding in the Company resulting from the transaction contemplated under this Agreement.

Section 6.05.  Survival.

(a)              The Fundamental Company Representations and Warranties and the representations and warranties of the Purchaser contained in this Agreement shall survive indefinitely or until the latest date permitted by law.

(b)              All representations and warranties of the Company contained in this Agreement, other than the Fundamental Company Representations and Warranties shall survive the Closing until the expiry of eighteen (18) months from the Closing Date.

(c)               Notwithstanding the foregoing sub-clauses (a) and (b), any breach of any representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the sub-clause (a) and (b) above, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

(d)              Nothing contained in this Agreement shall limit or exclude any liability for fraud or willful misrepresentation.

Section 6.06.  Facilitation of Sale by Purchaser.   The Company agrees that as and when requested by the Purchaser in compliance with the Thirteenth Amended and Restated Shareholders Agreement and applicable U.S. securities laws, the Company shall promptly take all steps reasonably necessary to facilitate the conversion of any Subject Shares into ADSs and removing any legends on such Subject Shares, through the customary processes to be established with the depositary for the ADSs.

ARTICLE 7
CLOSING CONDITIONS

Section 7.01.  Conditions to Obligations of the Company and the Purchaser.  The obligations of the Company and the Purchaser to consummate the Closing are subject to the satisfaction of the following conditions:

(a)              no provision of any Applicable Law shall prohibit the consummation of the Closing; and

(b)              no proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any Governmental Entity and shall be pending.

Section 7.02.  Conditions to Obligations of the Company.  The obligations of the Company to consummate the Closing are subject to the satisfaction of the following conditions: (a) the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date; (b) the Purchaser shall have performed all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date, and (c) the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect.

Section 7.03.  Conditions to Obligations of the Purchaser.  The obligation of the Purchaser to consummate the Closing is subject to the satisfaction of the following conditions:

(a)              (i) The representations and warranties of the Company that are qualified by materiality or Material Adverse Effect  shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), (ii) the representations and warranties of the Company that are not qualified by materiality or Material Adverse Effect  shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), (iii) the Fundamental Company Representations and Warranties shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), (iv) the Company shall have performed or complied in all material respects with all obligations and conditions in this Agreement required to be performed or complied with by the Company on or prior to the Closing Date; (v) there shall have been no event, occurrence, development or state of circumstances or facts that could have a Material Adverse Effect; and (vi) the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

(b)         The Purchaser shall have received an opinion, dated the Closing Date, of Maples & Calder, Cayman Islands counsel for the Company, regarding certain corporate law matters in the form set forth in Exhibit A hereto.

(c)          The Purchaser shall have received a duly certified true and complete copy of the register of directors of the Company confirming that Mr. Martin Lau (or any other designee of the Purchaser pursuant to the Thirteenth Amended and Restated Shareholders Agreement) continues to be a director on the Board.

(d)         The IPO shall have been contemporaneously consummated.

(e)          The underwriting agreement in connection with the IPO shall have been entered into and become effective.

(f)           The amended and restated memorandum and articles of association of the Company substantially in the form attached hereto as Exhibit B shall have been adopted and become effective as of the Closing Date.

ARTICLE 8
TERMINATION

Section 8.01.  Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)         by the Purchaser or the Company if the Closing shall not have occurred on or prior to June 30, 2015; provided that a party in material breach of this Agreement shall not be entitled to terminate this Agreement under Section 8.01(a);

(b)         by either the Purchaser or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, or any Applicable Law shall prohibit the Closing;

(c)          by the Company if a material breach of any representation or warranty or material failure to perform any covenant or agreement on the part of the Purchaser set forth in this Agreement shall have occurred that (i) would cause any of the conditions set forth in Section 7.02 not to be satisfied and (ii) is incapable of being cured by the Purchaser or, if capable of being cured by the Purchaser, the Purchaser does not cure such breach or failure within seven days after its receipt of written notice thereof from the Company;

(d)         by the Purchaser if a material breach of any representation or warranty or material failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that (i) would cause any of the conditions set forth in Section 7.03 not to be satisfied and (ii) is incapable of being cured by the Company or, if capable of being cured by the Company, the Company does not cure such breach or failure within seven days after its receipt of written notice thereof from the Purchaser; or

(e)          by the mutual written consent of the Purchaser and the Company.

The party desiring to terminate this Agreement pursuant to Sections 8.01(a) through (d) shall give written notice of such termination to the other party specifying the provision hereof pursuant to which such termination is made.

Section 8.02.  Effect Of Termination.  In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and of no further force or effect (except for Section 6.02, this Section 8.02 and Article 9, which shall survive such termination) and there shall be no liability on the part of any party hereto (or any stockholder, director, officer, employee, agent, consultant or representative of such party) except that nothing herein shall relieve any party from liability for any breach of this Agreement at or prior to termination.

ARTICLE 9

INDEMNIFICATION

Section 9.01.  Indemnification.

(a)                           Subject to the other provisions of this Article IX, each of the Company and the Purchaser (each, an “Indemnifying Party”) shall indemnify and hold each other and their affiliates, directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any against any losses, liabilities, damages, liens, penalties, diminution in value, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (collectively, “Losses”) resulting from or arising out of: (i) any breach or violation of, or inaccuracy in, any representation or warranty made by the Indemnifying Party under this Agreement or any claim by any third party alleging, constituting or involving such a breach, violation or inaccuracy; or (ii) any breach or violation of, or failure to perform, any covenants or agreements made by or on behalf of, or to be performed by, the Indemnifying Party under this Agreement, or any claim by any third party alleging, constituting or involving any such breach or violation or default or failure to perform.

(b)                               Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the Total Subscription Price paid for the Subscription Shares and the Additional Subscription Shares.

Section 9.02  Third Party Claims.

(a)                               If any third party shall notify an Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IX, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail, to the extent reasonably practicable,  the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent any Losses are increased by an amount in excess of US$50,000 by the failure of the Indemnified Party to promptly notify the Indemnifying Party.

(b)                               Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to control and settle the proceeding, provided, that, (i) any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party which consent shall not be unreasonably withheld or delayed; and (ii) and the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of such defense on a regular basis.

(c)                                If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim for which indemnity is sought under this Agreement, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement (except for its consent required under Section 9.02(b) above) of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 9.02(b).

(d)                                 In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within thirty (30) days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

ARTICLE 10
MISCELLANEOUS

Section 10.01.  Notices.  The notice provisions set forth in Section 7.04 of the Pre-IPO SSA are incorporated herein by reference mutatis mutandis.

Section 10.02.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.03.  Entire Agreement.  This Agreement, together with the Pre-IPO SSA, the Thirteenth Amended and Restated Shareholders Agreement and the other agreements and instruments being executed by the Purchaser or any of its Subsidiaries and Affiliates on the one hand, and Diamond Parent or any of its Subsidiaries and Affiliates on the other hand, on or about the date hereof, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 10.04.  Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 10.05.  Assignments.  This Agreement is personal to each of the parties hereto.  Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party; provided that prior to Closing, the Purchaser may assign any rights or obligations hereunder to any of its wholly-owned Subsidiaries without obtaining the prior written consent of the Company, provided further that the Purchaser shall remain liable for its obligations contained herein.

Section 10.06.  Descriptive Headings; Construction.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

Section 10.07.  Amendment.  The provisions of this Agreement may be amended, waived or modified only upon the prior written consent of all parties hereto.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 10.08.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to its principles of conflicts of laws.

Section 10.09.  Consultation; Escalation.  (a)  Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through consultation between the parties in good faith for a period of thirty (30) days after written notice has been given in accordance with the provisions of Section 10.01 (the “Consultation Period”). Such resolution may include agreeing upon a proposed plan specifying the steps to be taken, and the time period for taking such steps.  At any time during such consultation, any relevant party may escalate the matter to the Chief Executive Officers of the Company and the parent entity of the Purchaser who will attempt in good faith and use their best efforts to resolve the matter.  The parties agree that all discussions contemplated under this Section 10.09 will be conducted in good faith and that such executives and officers will use their best efforts to resolve the Dispute and preserve the arrangements contemplated under this Agreement. Notwithstanding any other provision contained herein, any party shall have the right in its sole discretion to seek emergency and/or interim measures at any time after the posting of a request for consultation.

(b)                                 If the Dispute remains unresolved upon expiration of the Consultation Period, any Party may in its sole discretion elect to submit the Dispute to be finally settled by arbitration with notice to any other Party or Parties.  The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration.  The arbitration tribunal shall consist of three arbitrators. The language of the arbitration shall be English, and the seat of the arbitration shall be Hong Kong. The decision of the arbitrators (by rule of majority) shall be final and binding on the parties.

Section 10.10.  Expenses.  Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 10.11.  Third Party Beneficiaries.  Except as otherwise expressly set forth in this Agreement, there are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person any rights, remedies or obligations.

Section 10.12.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13.  No Waiver; Cumulative Remedies.  Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by Applicable Law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

/s/ JD.COM, INC.

/s/ TENCENT HOLDINGS LIMITED

/s/ HUANG RIVER INVESTMENT LIMITED (for the purposes of Article II)

[Signature Page to Share Subscription Agreement]